Exhibit d.2

Certificate Number: [_]	Number of Shares: [_____] CUSIP Number: [________]

Tortoise Pipeline & Energy Fund, Inc. a Maryland Corporation Preferred Shares $.001 Par Value per Share $[___] Liquidation Preference per Share

THIS CERTIFIES THAT: [_________________________] is the registered holder of [________________] Preferred Shares, $0.001 par value per share, $[___] liquidation preference per share, of Tortoise Pipeline & Energy Fund, Inc. transferable only on the share register of this corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles Supplementary for the [___________] Preferred Shares, the Articles of Amendment and Restatement and the Bylaws of this corporation, a copy of each of which is on file at the office of this corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

Any stockholder may obtain from the principal office of the corporation, upon request and without charge, a statement of the number of shares constituting each class or series of stock and the designation thereof and a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

WITNESS the Seal of this corporation and the signatures of its duly authorized officers this [___] day of [______], 20__.

President	Treasurer

FOR VALUE RECEIVED _____________________________________________________________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO (___________________________) SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT______________________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

Dated_______________________________________

(Stockholder)

(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.